Exhibit (a)(1)(c)

RETAIL PROCESSING DEALER FORM

WITH RESPECT TO

OFFERS BY BOFA SECURITIES, INC. TO PURCHASE FOR CASH UP TO $1.5 BILLION IN AGGREGATE LIQUIDATION PREFERENCE OF CERTAIN OUTSTANDING SECURITIES OF BANK OF AMERICA LISTED BELOW

Depositary Shares, each representing a 1/1,000th interest in a share of 4.125% Non-Cumulative Preferred Stock, Series PP (“Series PP Depositary Shares”)

Depositary Shares, each representing a 1/1,000th interest in a share of 4.250% Non-Cumulative Preferred Stock, Series QQ (“Series QQ Depositary Shares”)

Depositary Shares, each representing a 1/1,000th interest in a share of 4.375% Non-Cumulative Preferred Stock, Series NN (“Series NN Depositary Shares”)

Depositary Shares, each representing a 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series E (“Series E Depositary Shares”)

Depositary Shares, each representing a 1/1,200th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series 1 (“Series 1 Depositary Shares”)

Depositary Shares, each representing a 1/1,000th interest in a share of 4.750% Non-Cumulative Preferred Stock, Series SS (“Series SS Depositary Shares”)

Depositary Shares, each representing a 1/1,000th interest in a share of 5.000% Non-Cumulative Preferred Stock, Series LL (“Series LL Depositary Shares”)

Depositary Shares, each representing a 1/25th interest in a share of 4.375% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series RR (“Series RR Depositary Shares”)

Depositary Shares, each representing a 1/25th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series MM (“Series MM Depositary Shares”)

Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series KK (“Series KK Depositary Shares”)

Depositary Shares, each representing a 1/25th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF (“Series FF Depositary Shares”)

Depositary Shares, each representing a 1/1,200th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series 5 (“Series 5 Depositary Shares”)

Depositary Shares, each representing a 1/1,000th interest in a share of 5.875% Non-Cumulative Preferred Stock, Series HH (“Series HH Depositary Shares”)

Depositary Shares, each representing a 1/25th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series JJ (“Series JJ Depositary Shares”)

PURSUANT TO THE OFFER TO PURCHASE, DATED NOVEMBER 10, 2022

THE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 9, 2022, UNLESS EXTENDED OR EARLIER TERMINATED BY BOFA SECURITIES, INC. (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).

Please deliver this Retail Processing Dealer Form to:

D.F. King & Co., Inc.

By Regular, Registered or Certified Mail; Hand or Overnight Delivery: D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005	By Facsimile: (For Eligible Institutions Only): (212) 702-3328 Confirmation: (212) 232-3233 Email: bofa@dfking.com

This form must be delivered to D.F. King & Co., Inc. (the “Tender Agent” and “Information Agent”) at the address, or transmitted via facsimile, as set forth above. The instructions contained herein should be read carefully before this form is completed.

All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase, dated November 10, 2022 (the “Offer to Purchase”).

THIS RETAIL PROCESSING DEALER FORM IS ONLY TO BE SUBMITTED BY THE DTC PARTICIPANT THAT EFFECTED THE BOOK-ENTRY TRANSFER OF THE RELEVANT DEPOSITARY SHARES. IF YOU ARE ELIGIBLE TO RECEIVE A RETAIL PROCESSING FEE BUT ARE NOT A DTC DIRECT PARTICIPANT, YOU MUST CONTACT THE DTC DIRECT PARTICIPANT THROUGH WHICH THE RELEVANT TENDERS WERE MADE AND ARRANGE FOR THEM TO SUBMIT THIS RETAIL PROCESSING DEALER FORM.

Any questions regarding procedures related to this Retail Processing Dealer Form or requests for additional copies of the Offer to Purchase and the related Letter of Transmittal should be directed to the Information Agent:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call:

(212) 269-5550

or

Call Toll-Free:

(800) 713-9960

Email: bofa@dfking.com

As described in the Offer to Purchase, BofA Securities, Inc. (“BofA Securities”) has agreed to pay a retail processing fee (the “Retail Processing Fee”), equal to $0.125 for each Depositary Share of the Series PP Depositary Shares, Series QQ Depositary Shares, Series NN Depositary Shares, Series E Depositary Shares, Series 1 Depositary Shares, Series SS Depositary Shares, Series LL Depositary Shares, Series KK Depositary Shares, Series 5 Depositary Shares and Series HH Depositary Shares (collectively, the “Listed Depositary Shares”), to any retail broker or dealer that successfully processes a valid tender of Listed Depositary Shares of a series from the retail beneficial owner thereof, which tendered Listed Depositary Shares are purchased in the applicable Offer (such brokers and dealers, the “Retail Processing Dealers”), if, and only if, the number of such validly tendered Listed Depositary Shares of such series by a particular retail beneficial owner does not exceed 10,000, without regard to the number of such Listed Depositary Shares that are accepted for purchase in the applicable Offer. The Retail Processing Fee will be payable only to Retail Processing Dealers upon successful completion of the applicable Offers upon the terms set forth in the Offer to Purchase and the purchase by the Offeror of the Listed Depositary Shares to which the Retail Processing Fee is requested.

For the avoidance of doubt, no Retail Processing Fee is payable with respect to the Series RR Depositary Shares, Series MM Depositary Shares, Series FF Depositary Shares or Series JJ Depositary Shares, and Retail Processing Dealers will not be eligible to receive the Retail Processing Fee for the Listed Depositary Shares tendered by an institutional owner or by a retail broker for its own account. In addition, no Retail Processing Fee is payable for the tendered Listed Depositary Shares that are not purchased by the Offeror.

In order to be eligible to receive the Retail Processing Fee, a properly completed Retail Processing Dealer Form must be received by the Tender Agent prior to the Expiration Date. BofA Securities will, in its sole discretion, determine whether a Retail Processing Dealer has satisfied the criteria for receiving a Retail Processing Fee (including, without limitation, the submission of the Retail Processing Dealer Form and appropriate documentation without defects or irregularities and in respect of bona fide tenders). Retail Processing Dealers should take care to ensure that proper records are kept to document their eligibility to receive any Retail Processing Fee. BofA Securities and the Tender Agent reserve the right to request additional information from any person who submits the Retail Processing Dealer Form in order to validate any retail processing fee payment claims. Additionally, BofA Securities reserves the right to (i) audit any Retail Processing Dealer to confirm bona fide submission of this form and (ii) withhold any amounts from any Retail Processing Fee that BofA Securities is required to withhold and pay in order to comply with applicable tax laws and regulations.

If the space provided in the tables below is inadequate, the required information should be listed on a separate schedule and attached to this form.

DTC Participant No.	Number of Series PP Depositary Shares Tendered (CUSIP No. 06055H608)	VOI Ticket Number

DTC Participant No.	Number of Series QQ Depositary Shares Tendered (CUSIP No. 06055H806)	VOI Ticket Number

DTC Participant No.	Number of Series NN Depositary Shares Tendered (CUSIP No. 06055H400)	VOI Ticket Number

DTC Participant No.	Number of Series E Depositary Shares Tendered (CUSIP No. 060505815)	VOI Ticket Number

DTC Participant No.	Number of Series 1 Depositary Shares Tendered (CUSIP No. 060505633)	VOI Ticket Number

DTC Participant No.	Number of Series SS Depositary Shares Tendered (CUSIP No. 06055H871)	VOI Ticket Number

DTC Participant No.	Number of Series LL Depositary Shares Tendered (CUSIP No. 06055H202)	VOI Ticket Number

DTC Participant No.	Number of Series KK Depositary Shares Tendered (CUSIP No. 06053U601)	VOI Ticket Number

DTC Participant No.	Number of Series 5 Depositary Shares Tendered (CUSIP No. 060505583)	VOI Ticket Number

DTC Participant No.	Number of Series HH Depositary Shares Tendered (CUSIP No. 060505195)	VOI Ticket Number

Prior to the Expiration Date (i) each Retail Processing Dealer that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, should provide to the Tender Agent a properly completed and duly executed IRS Form W-9, and (ii) each Retail Processing Dealer that is not a “United States person” should provide to the Tender Agent a properly completed and duly executed applicable IRS Form W-8BEN-E or W-8ECI, as applicable. Each of the forms referenced in the preceding sentence can be found on the IRS website: www.irs.gov. Failure to timely provide the applicable form by any Retail Processing Dealer may result in amounts being withheld by BofA Securities from the payment of the Retail Processing Fee payable to such Retail Processing Dealer.

By signing this form below, you hereby confirm that your request for the Retail Processing Fee is bona fide and has been made on behalf of accounts for separate retail beneficial owners of Listed Depositary Shares that are holders who validly tendered a number of such Listed Depositary Shares of a series of 10,000 or less. Failure to properly complete and execute this form will render the form defective and BofA Securities will not honor your request. Any questions as to what constitutes beneficial ownership should be directed to the Information and Tender Agent.

The delivery of this form by a Retail Processing Dealer will constitute a representation and agreement by it that (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with solicitations related to the Offers; (b) it is entitled to such compensation for such retail processing under the terms and conditions of the Offer to Purchase; (c) it is (i) a bank or trust company legally authorized to receive such fee, (ii) a broker or dealer in securities, which is a member of any national securities exchange or of the Financial Industry Regulatory Authority (“FINRA”) or (iii) a foreign broker or dealer not eligible for membership in the FINRA but which has agreed to conform to FINRA’s Rules of Fair Practice in making solicitations; (d) it has not requested nor been paid a Retail Processing Fee in respect of the Listed Depositary Shares tendered for its own account; and (e) it has not and will not remit such fee, in whole or in part, to the relevant retail beneficial owner of the Listed Depositary Shares tendered.

Name of Firm:

Attention:

Address:

Phone Number:

Taxpayer Identification:

Signature:
(Medallion Stamp Required)

RETAIL PROCESSING DEALER FEE PAYMENT INSTRUCTIONS—WIRE TRANSFER INSTRUCTIONS

Name of Firm:

Bank Name:

Address:

ABA or Bank No.:

SWIFT Code:

Account Name:

Account No.:

Re:

The Tender Agent for the Offers is:

D.F. King & Co., Inc.

By Regular, Registered or Certified Mail: Hand or Overnight Delivery:	By Facsimile Transmission: (for Eligible Institutions Only):

48 Wall Street, 22nd Floor New York, New York 10005	Toll free calls: +1 (800) 713-9960 All others call: +1 (212) 269-5550

Any questions or requests for assistance may be directed to the Offeror or the Information Agent at their respective telephone numbers as set forth below. Any requests for additional copies of this Offer to Purchase may be directed to the Information Agent. A holder may also contact such holder’s custodian for assistance concerning the Offers.

The Information Agent for the Offers is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers, Call Collect:

(212) 269-5550

All Others, Call Toll-Free:

(800) 713-9960

Email:bofa@dfking.com

The Offeror for the Offers is:

BofA Securities, Inc.

620 South Tryon Street

Charlotte, North Carolina 28255

Attn: Liability Management

Toll-Free: (888) 292-0070

Collect: (980) 683-3215

Email: debt_advisory@bofa.com